UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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NVIDIA Corporation

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2007 Equity Compensation Plan

Highlights from the 2007 Proxy

June 2007

2007 Plan

Asking for 9.7M More Shares

1998 Equity Incentive Plan will expire in Feb 2008

This plan is a Shareholder approved plan used for equity grants to our executive staff and directors

The new 2007 Plan will replace all existing equity plans:

1998 Equity Incentive Plan

1998 Non-employee Directors’ Stock Option Plan

2000 Nonstatutory Equity Incentive Plan

PortalPlayer, Inc. 2004 Stock Incentive Plan

Asking for 9.7 million additional shares

27.5 million shares total when added to shares currently available

At least two-years’ worth of option grants under current compensation programs

Historic Option Use

	Fiscal 2005	Fiscal 2006	Fiscal 2007	Fiscal 2008 to 4/6/07(4)
Revenue	$2.01 billion	$2.38 billion	$3.07 billion	—
GAAP net income	$88.6 million	$301.2 million	$448.8 million	—
Headcount growth	15%	30%	49%	—
Total shares outstanding	334,179,090	342,954,912	360,998,504	361,950,370
Options outstanding	92,320,314	87,958,480	73,994,662	74,345,177
Shares available for grant	45,023,408	31,310,976	21,780,284	17,633,674
Net options awarded (1)	12,890,654	13,712,432	10,622,075	4,146,610
Total dilution (2)	29.1%	25.8%	21.0%	20.3%
Net burn rate (3)	3.9%	4.0%	2.9%	2.25%- 2.75%
				(full-year target)
Shares repurchased	4,168,706	12,804,340	10,337,429	(5)

(1) Net options awarded equals total options granted minus cancellations and forfeitures.

(2) Total dilution = (options outstanding + shares available for grant) (total shares outstanding + options outstanding + shares available for grant)

(3) Net burn rate equals net options awarded divided by total shares outstanding.

(4) The numbers in this column do not include the approximately 9.7 million shares we are requesting.

(5) The total number of shares repurchased in Q1 FY08 was 3,958,555.

Sources: NVIDIA Proxy Statement dated May 9, 2007 and NVIDIA 10-Q for the quarter ended April 29, 2007.

Stock Options Central to Compensation Philosophy

High growth technology company – earnings growth of 782% over past 5 years

Stock options required to attract and retain the world’s best talent – grants based on performance

84% of outstanding options held by rank-and-file

Employees tend to hold options: 55% of outstanding options are fully vested, 99% of which are in the money

Low turnover: 9% versus industry benchmark of 17%

Sources: NVIDIA analysis of net income and NVIDIA Proxy Statement dated May 9, 2007.

Comp Committee and Management Carefully Managing Option Use

Total dilution decreased from 29.1% to 20% over past 2 years

Net burn rate decreased from 4% in FY05 and FY06 to 3% in FY07 (FY08 target is 2.25 - 2.75%)

Expiration term of options decreased from 10 to 6 years (25% of the current options outstanding have to be exercised or will expire in next 3 years)

Repurchased 23.1M shares while granted 24.3m shares in FY06 and FY07

Source: NVIDIA Proxy Statement dated May 9, 2007.

Split Recommendation Proxy Advisory Services

Glass Lewis & Co

Recommend vote FOR the new plan

Pay-for-Performance grade of “A”

ISS

Recommend vote AGAINST plan

Estimated SVT of 19% exceeds allowable cap of 12%

ISS Burn Rate Policy: Pass

ISS Pay for Performance Policy: Pass

Sources:

Glass Lewis & Co, 2007 NVIDIA Corporation Proxy Paper.

ISS US Proxy Advisory Services, Report on NVIDIA Corporation published June 8, 2007.

SVT Calculation Should Exclude

Vested, Exercised, In-the-Money Options

40,490,539 shares of options are vested, unexercised, in-the-money

If 73,994,662 shares are excluded, we believe SVT is 11.6% and within ISS guideline

Sources: ISS US Proxy Advisory Services, Report on NVIDIA Corporation published June 8, 2007 and NVIDIA analysis